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                                   Exhibit 23









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of AmSurg Corp. on Form S-8 of our reports dated February 15, 1999 appearing in this Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Nashville, Tennessee


March 26, 1999